EXHIBIT 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
     Agway Inc.:

We hereby consent to the incorporation by reference in the Registration Statements of Agway Inc. on Form S-3 (File No. 333-62509) and on Form S-8 (File No. 333-93531) of Agway Inc. of our reports dated August 30, 2000, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
September 20, 2000